UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report

March 15, 2006

(Date of earliest event reported)

[March 15, 2006]

St. Joseph Capital Corporation

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-6581

35-1977746

(Commission File Number)

           (I.R.S. Employer Identification Number)

3820 Edison Lakes Parkway, Mishawaka, Indiana

46545

              (Address of principal executive offices)

(Zip Code)

(800) 890-2798

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange

Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange

Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On February 17, 2006, the Company discovered that a series of international wire transfers had been fraudulently perpetrated against the bank.  This illegal activity occurred between February 13, 2006 and February 17, 2006.   After becoming aware of these incidents, management immediately notified all proper local, state and federal authorities and the investigation of these transactions is ongoing.  The cumulative amount of the fraudulent wire transfer activity was $255,200.  Management was successful in recalling  $79,975 of the transferred funds.  Management filed an insurance claim on March 15, 2006 and is in the process of working with the Company’s insurance company to determine what portion of the estimated net pre-tax loss of $175,225, if any, will be covered by insurance.  The Company’s insurance deductible for events of this nature is $50,000.

Subsequent to the discovery of this fraud and a complete review of the facts associated with this illegal activity, management has implemented additional procedures to enhance existing controls even further in order to help minimize the inherent risks associated with international wire transfer activities.

Further information about this incident will be disclosed in future filings with the Securities and Exchange Commission, including our quarterly reports filed on Form 10-Q or on Form 8-K, as required or necessary.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JOSEPH CAPITAL CORPORATION

Dated:  March 15, 2006

By:

Mark E. Secor

Senior Vice President & Chief

Financial Officer